Exhibit 99.1

16 SOUTH PENNSYLVANIA • POST OFFICE BOX 754 • OKLAHOMA CITY, OK U.S.A. 73101 • PHONE 405-235-4546 • FAX 405-236-1209

REDEMPTION NOTICE

FOR

CONVERTIBLE, NONCUMULATIVE PREFERRED STOCK

FEBRUARY 21, 2012

[Holder Name

[Holder Address]

[Holder Address]

Re:	LSB Industries, Inc.; Redemption of all outstanding Convertible, Noncumulative Preferred Stock, par value $100 per share (the “Noncumulative Preferred Stock”); CUSIP No. 502160203

Dear Convertible, Noncumulative Preferred Stock Holder:

Pursuant to the terms of the Restated Certificate of Incorporation (the “Certificate”) of LSB Industries, Inc. (the “Company”), filed with the State of Delaware, Office of the Secretary of State, on September 2, 1987, the Company hereby notifies you, by this Redemption Notice, dated February 21, 2012 (“Redemption Notice”) that the Board of Directors of the Company has resolved to redeem, and the Company is redeeming, all of the Company’s outstanding Noncumulative Preferred Stock on March 14, 2012 (the “Redemption Date”).

Redemption

On the Redemption Date, pursuant to the terms of the Certificate, the Noncumulative Preferred Stock will be redeemed by the Company at $100.00 per share or $50.00 for a fractional one-half share (the “Redemption Price”). No dividends on the Noncumulative Preferred Stock will be paid as a result of this redemption.

Pursuant to Section 160(d) of the Delaware General Corporation Law, on and after the date of the Redemption Notice, the shares of Noncumulative Preferred Stock shall not be deemed outstanding for the purpose of voting or determining the total number of shares entitled to vote on any matter.

In connection with the redemption, you shall surrender the certificate(s) evidencing your shares of Noncumulative Preferred Stock to the Secretary of the Company (the “Secretary”) at the address set forth below. Regardless of whether you surrender the certificate(s) evidencing shares of Noncumulative Preferred Stock, as of the Redemption Date:

•	the shares of Noncumulative Preferred Stock will no longer be deemed to be outstanding;

Redemption Notice

February 21, 2012

•	all holders of certificates of Noncumulative Preferred Stock will cease to be stockholders of the Company, and

•

all rights with respect to the shares of Noncumulative Preferred Stock will terminate (except your right to receive the Redemption Price, without interest, upon surrender of your certificates for redemption).

The Redemption Price will be paid to you upon the later of (a) the Redemption Date or (b) promptly following the presentation and surrender of your shares of Noncumulative Preferred Stock to the Secretary for redemption.

No Conversion Rights

You are not entitled to convert your shares of Noncumulative Preferred Stock from and after the date of this Redemption Notice. The terms of the Certificate provide that: “Holders of the Convertible Preferred Stock may convert such stock into LSB common stock as provided above at any time prior to the notice for redemption.” Pursuant to the Certificate, the right of holders of Noncumulative Preferred Stock to convert shares of Noncumulative Preferred Stock into the Company’s common stock terminated as of the date of this Redemption Notice.

Surrender of Certificates

Please surrender the certificates representing your shares of Noncumulative Preferred Stock, as follows:

1.	Endorsement. The certificates must be duly endorsed by the holder of record thereof in exactly the same way as the name appears on the face of the certificate, without change or alteration, except:

•

When the endorsement is executed by an officer of a corporation or an attorney, executor, administrator, trustee, guardian or other person acting in a fiduciary of representative capacity, the person signing the endorsement must give his or her full title in such capacity, and proper evidence of the appointment and authority of such person must be forwarded to the Secretary; and

•	In the case of joint ownership of shares, all joint owners must sign.

2.	Form W-9. The Company may be required to withhold a percentage of the redemption proceeds from any holder of Noncumulative Preferred Stock who has failed to furnish the Company with a valid taxpayer identification number or a certification that such holder is not subject to backup withholding. Holders of Debentures who wish to avoid such withholding should submit a completed IRS Form W-9, the form of which is enclosed.

3.

Letter of Transmittal. In your letter of transmittal surrendering your shares of Noncumulative Preferred Stock for redemption, please include either wire instructions for the payment of the Redemption Price or a mailing address to which the Redemption Price

Redemption Notice

February 21, 2012

will be sent. If you request payment of the Redemption Price by wire transfer, your signature requesting such payment by wire transfer or payment to a party other than the registered holder must have a medallion signature guarantee.

4.	Delivery to the Secretary. The Secretary of the Company, David M. Shear, Esq., has been designated to accept surrendered certificates and to complete the redemption on behalf of the Company. The surrendered certificates should be delivered to the Secretary by mail, express delivery or hand delivery at the applicable address:

Mail:	Express or Hand Delivery:
LSB Industries, Inc. Post Office Box 754 Oklahoma City, OK 73101 Attn: David M. Shear, Esq., Secretary	LSB Industries, Inc. 16 South Pennsylvania Oklahoma City, OK 73107 Attn: David M. Shear, Esq., Secretary

Lost Certificate?

If you are unable to locate your certificate for shares of Noncumulative Preferred Stock due to theft, loss or destruction, you must provide an affidavit and indemnity against any claim with respect to such certificate. The form of such affidavit and indemnity must be acceptable by the Company in its reasonable discretion.

Questions?

If you have any questions, please contact David M. Shear, Senior Vice President, General Counsel, and Secretary, at (405) 235-4546 or via mail c/o LSB Industries, Inc., 16 South Pennsylvania, P.O. Box 754, Oklahoma City, Oklahoma 73101.

This Notice of Redemption is being mailed to the record holders of the Noncumulative Preferred Stock on February 20, 2012.

LSB Industries, Inc.

By:	/s/ David M. Shear
David M. Shear, Secretary

*	The CUSIP number has been assigned by CUSIP Service Bureau and is included solely for the convenience of the holders of the Noncumulative Preferred Stock. The Company will not be responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness as indicated in this Notice of Redemption.

Redemption Notice

February 21, 2012

LETTER OF TRANSMITTAL

TO:	LSB INDUSTRIES, INC.
Attention: David M. Shear, Secretary

The undersigned owner of record of               shares of Noncumulative Preferred Stock, par value $100 per share (“Noncumulative Preferred Stock”), hereby irrevocably surrenders such shares to LSB Industries, Inc. for redemption, pursuant to the Notice of Redemption, dated February 21, 2012, in accordance with the terms of the Certificate relating to the Noncumulative Preferred Stock. The undersigned directs that the payment of the Redemption Price be delivered to the holder hereof at the address indicated below.

Dated:
Name

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent, in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange act of 1934, as amended

Signature Guarantee

Please fill in the instructions for payment of the Redemption Price.

PAYMENT BY CHECK:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Social Security or Other Taxpayer Identification Number:

Daytime phone number

OR

PAYMENT BY WIRE TRANSFER:

Please provide wire transfer instructions: